UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2008.

NUTRA PHARMA CORP.
(Exact name of registrant as specified in its charter)

California	000-32141	91-2021600
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

1537 NW 65th Avenue, Plantation, Florida	33313
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(954) 509-0911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Registrant, Nutra Pharma Corp, is hereafter referred to as “we”, “us” or “our”.

ITEM 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Our April 14, 2008  Form 8-K reported that effective April 10, 2008, we completed our acquisition of ReceptoPharm, Inc. (“ReceptoPharm”) by acquiring the remaining sixty-two percent (62%) of ReceptoPharm’s outstanding shares, at which time we owned 100% ownership of ReceptoPharm, and it became our wholly owned subsidiary.  We are filing herein ReceptoPharm’s financial statements and related notes in Exhibit 99.1, as follows: (a) audited balance sheets as of December 31, 2006 and 2007 and audited consolidated statements of operations, stockholders’ (deficit) and cash flows for the years ended December 31, 2006 and December 2007; (b) unaudited consolidated pro forma balance sheet as of December 31, 2007; and (c) unaudited consolidated pro forma statement of operations for the year ended December 31, 2007.

(d) Exhibits.

Exhibit
Number	Description
99.1 10.1	Financial Statements of ReceptoPharm Agreement and Plan of Merger*

*Previously filed with Form 8-K filed on April 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRA PHARMA CORP.

Dated: November 18, 2009	By:	/s/ Rik J. Deitsch
Rik J. Deitsch
Chairman and Chief Executive Officer